Exhibit 10.1
UST INC.
1992 STOCK OPTION PLAN
Effective as of May 5, 1992
Restated as of May 5, 1992; December 12, 1996;
January 1, 1999; December 9, 1999; and September 7, 2008
1. Purpose.
UST Inc. (hereinafter referred to as the “Company”) has adopted this UST Inc. 1992 Stock Option Plan (hereinafter referred to as the “Plan”), effective as of May 5, 1992, subject to approval by stockholders at the annual stockholders’ meeting held on May 5, 1992. The purposes of the Plan are to further the long-term growth in earnings of the Company by providing incentives to those employees of the Company and its Subsidiaries (as defined below) who are or will be responsible for such growth; to facilitate the ownership of Company stock by such employees, thereby increasing the identity of their interest with those of the Company’s stockholders; and to assist the Company in attracting and retaining employees with experience and ability.
2. Administration.
The Plan shall be administered and interpreted by a Stock Option Committee or any successor committee (the “Committee”) as designated by the Board of Directors of the Company (the “Board”) of not less than two members as appointed from time to time by the Board. Each member of the Committee shall be a member of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of members who are “nonemployee directors” within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have full authority to establish guidelines for the administration of the Plan and to make any other determination it deem necessary to administer the Plan, which determinations shall be binding and conclusive on all parties.
3. Eligibility.
Any employee of the Company or a Subsidiary (as defined herein) or an affiliate (whether or not incorporated) of the Company who is determined by the Committee to be making or to be expected to make a contribution to the success of the Company (an “Employee”) shall be eligible to receive grants of stock options under this Plan. For the purposes of this Plan, a Subsidiary shall be deemed to be any company of which the Company owns, directly or indirectly, fifty percent (50%) or more of the stock. No employee may be granted options covering more than 250,000 shares of Common Stock (as defined in Section 4 hereof) during any fiscal year of the Company, commencing with the Company’s 1997 fiscal year.

4. Stock.
(a) A maximum of 15,400,000 shares of the common stock of the Company, par value $.50 per share (“Common Stock”), shall be reserved for issuance in accordance with the terms of the Plan. Such reserved shares may be authorized but unissued shares or any issued shares which have been acquired by the Company and are held in its treasury, as the Board may from time to time determine.
(b) If any change in the outstanding shares of Common Stock occurs or takes effect on or after December 19, 1991, through declaration of stock or other dividends or distributions with respect to such shares, through restructuring, recapitalization or other similar event or through stock splits, change in par value, combination or exchange of shares, or the like, then the number and kind of shares reserved for options, the number and kind of shares subject to outstanding options and the option price, as appropriate, of such optioned shares shall be adjusted as necessary to reflect equitably such change; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.
(c) If an option granted under this Plan is surrendered, expires, lapses or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to any such option, but as to which the option ceases to be exercisable, shall again be available for the purposes of this Plan; provided, however, that to the extent any option is cancelled pursuant to the provisions of Section 7 hereof, the shares subject to such option shall no longer be available for the purposes of this Plan.
5. Granting of Options.
(a) The Committee may grant incentive stock options (“Incentive Stock Options”) (within the meaning of Section 422 of the Code), or options which do not qualify as Incentive Stock Options (“Nonstatutory Stock Options”), or both, as follows:
(i) Incentive Stock Options may be granted to any Employee, provided that the aggregate Fair Market Value (determined as of the effective date of grant of the Incentive Stock Option) of the shares of Common Stock with respect to which Incentive Stock Options (under all plans of the Company and its Subsidiaries) become exercisable for the first time by an Optionee during any calendar year may not exceed $100,000. The effective date of a grant shall be the day on which the Committee adopts a resolution expressly granting an option, unless such resolution expressly provides for a specific later effective date. Any options granted in excess of such limitation shall be treated for all purposes as Nonstatutory Stock Options.
(ii) Nonstatutory Stock Options may be granted to any Employee without regard to the limitations stated in subparagraph (i) hereof.
(b) The option price per share for each option granted shall be determined by the Committee and shall not be less than the Fair Market Value of the shares on the date the option is granted. Effective prior to January 1, 2005, for purposes of this Plan, the Fair Market Value of such shares on any given day shall be the average of the high and low sales prices per share of Common Stock as reported on the New York Stock Exchange Composite Tape for such date, or, if there was no trading of Common Stock on such date, for the next preceding date on which there was trading. Effective on and after January 1, 2005, for purposes of this Plan, the Fair Market Value of such shares on any given day shall be the average of the high and low sales prices per share of Common Stock as reported on the New York Stock Exchange Composite Tape for such date, or, if there was no trading of Common Stock on such date, for the next preceding date on which there was trading, or, alternatively, in the discretion of the Committee in the case of an option that is intended to be exempt from Section 409A of the Code, fair market value as determined by the Committee in accordance with Section 409A of the Code.

6. Exercise of Option.
(a) Each option shall be granted for, and by its terms shall not be exercisable after the expiration of, a period of ten years from the date the option is granted or such lesser period as the Committee may determine.
(b) No option shall be transferable other than by will or the laws of descent and distribution, and each option shall be exercisable during the Employee’s lifetime only by him or by his guardian or legal representative.
(c) Subject to the provisions of Section 7 hereof and of paragraph (e) of this Section 6, no option shall be exercisable by its terms prior to the expiration of the one-year period beginning on the date of its grant. An option shall become exercisable over a period of one to five years, in ratable installments or otherwise, such period and method to be determined by the Committee. Subject to the first sentence of this Section 6(c), the Committee may accelerate the exercisability of any option or portion thereof at any time. An option may be exercised either for the total number of shares stated in the grant or, from time to time, for less than the total number, in multiples of 100 shares; provided, however, if an option holder makes a “hardship withdrawal” pursuant to Section 6.02 (Option V) of the UST Inc. Employees’ Savings Plan, such holder’s right of exercise shall be suspended during the 12-month period beginning on the date of such withdrawal, except that this proviso shall not apply if for any reason such suspension is not required under Section 401(k) of the Code or any final regulations issued thereunder.
(d) Each exercise of an option, in whole or in part, shall be effected by a notice in writing to the Company, accompanied by one of the following:
(i) by payment in cash of the full option price of the shares purchased;
(ii) if authorized by the Committee, by tendering to the Company, in whole or in part, in lieu of cash, shares of Common Stock owned by such purchaser, accompanied by the certificates therefore registered in the name of such purchaser and properly endorsed for transfer, having a Fair Market Value equal to the cash exercise price applicable to the portion of such option being so exercised; or

(iii) if the purchaser is an employee of the Company or a Subsidiary or affiliate at the time of purchase, by payment in cash of at least $1.00 per share, with the remainder of the option price being borrowed from the Company as described below. In such case the Company, unless otherwise determined by the Committee, will lend to such purchaser an amount up to the excess of the full option price of the shares purchased over such down payment, but not more than the excess of such price over the par value of such shares, such loan to be evidenced by the purchaser’s delivery to the Company of his unconditional promissory note to pay the amount of the loan within ten years, in such manner as is determined by the Committee. Any such note shall be dated the date of the notice of exercise of the option, shall provide for the payment of equal installments of principal through appropriate payroll deductions or on an annual, semiannual or quarterly basis, as selected by the purchaser, shall provide for the quarterly payment of interest on such indebtedness at the applicable federal rate in effect under Section 1274(d) of the Code on the date on which the loan was made, compounded semiannually (or the equivalent thereof), or if no such rate is in effect, 8% or such other rate as the Committee may determine is necessary to comply with the requirements of applicable law, and shall be in such form and contain such other provisions as the Committee may determine from time to time. If the employment of the purchaser is terminated by reason of his death or “disability,” as defined in the Company’s Long-Term Disability Plan (“Disability”), or upon his “retirement” from the Company, as defined in any employee retirement plan of the Company in which the purchaser participates (“Retirement”), or if the Committee otherwise consents, any unpaid balance of such indebtedness shall become due and payable on the earlier to occur of (A) five years after the date of such termination, or (B) ten years after the date of purchase, unless otherwise determined by the Committee. If the employment of the purchaser is terminated for any other reason, any unpaid balance of such indebtedness shall become due and payable three months from the date of such termination, unless otherwise determined by the Committee.
In connection with any such loan, the purchaser shall deposit with and pledge to the Company the certificate or certificates evidencing all of the shares so purchased, to be held by the Company as collateral security for such loan. Cash dividends paid on shares held by the Company as security shall be paid to the purchaser. Voting rights and other stockholders’ rights with respect to all shares shall vest in the purchaser although the shares are held by the Company as security. Upon default in the payment of principal or interest on a loan provided for in this subparagraph (iii), the Company, to the extent then permitted by law and without demand or notice to the debtor, may sell any pledged shares through the facilities of the New York Stock Exchange (or other Exchange upon which the Company’s shares may then be listed) for the benefit of the debtor and apply the net proceeds of such sale to the then unpaid principal and interest on such loan, and any remainder of such proceeds shall be paid to the debtor.
(e) Termination of Employment.
(i) Death, Disability and Retirement. If the employment of an option holder is terminated by reason of his death or Disability, or upon his Retirement, or for any other reason if the Committee so determines, all outstanding options then held by such option holder that have not theretofore become exercisable according to their terms (“Unexercisable Options”) shall become exercisable as of the date of such termination of employment.

(ii) Cause. With respect to any option granted on or after December 12, 1996 (“New Option”), if (A) the employment of the option holder is terminated for Cause (as defined in paragraph (iv) of this Section 6(e)); or (B) after the option holder’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the option holder that would have enabled the Company to terminate the option holder’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence; or (C) subsequent to his termination of employment, the option holder commits a Competitive Act (as defined in clause (iv)(A) of this Section 6(e)) and, in each case, if the act constituting Cause is a Competitive Act or Willful Misconduct (as defined in clause (iv)(C) of this Section 6(e)), such act is discovered by the Company within three years of its occurrence, then, unless otherwise determined by the Committee, (x) any and all outstanding New Options held by such option holder as of the date of such termination or discovery shall terminate and be forfeited; (y) if the act constituting Cause is a Competitive Act or Willful Misconduct, the option holder (or, in the event of the option holder’s death following the commission of such act, his beneficiaries or estate) shall (1) sell back to the Company all shares that are held, as of the date of such termination or discovery, by the option holder (or, if applicable, his beneficiaries or estate) and that were acquired upon exercise of the New Option on or after the date which is 180 days prior to the option holder’s termination of employment (the “Acquired Shares”), for a per share price equal to the per share exercise price of such option, and (2) to the extent such Acquired Shares have previously been sold or otherwise disposed of by the option holder (other than by reason of death) or, if applicable, by his beneficiaries or estate, repay to the Company the excess of the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over the aggregate exercise price of such Acquired Shares.
For purposes of clause (ii)(y)(2) of this subsection (e), (A) the amount of the repayment described therein shall not be affected by whether the option holder or, if applicable, his beneficiaries or estate actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be effected, at the discretion of the Company, by means of offset against any amount owed by the Company to the option holder or, if applicable, his beneficiaries or estate.
(iii) If the employment of an option holder is terminated for any other reason and if the Committee does not determine otherwise, all Unexercisable Options held by such option holder shall be forfeited and shall lapse.
(iv) For purposes of this Section 6(e), “Cause” shall mean (A) prior to the expiration of any Employee and Secrecy Agreement or any agreement containing noncompetition provisions between the option holder and the Company, the violation of either such agreement (“Competitive Act”); (B) the willful and continued failure by the option holder to substantially perform his job duties (other than any such failure resulting from the option holder’s incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the option holder has not substantially performed his duties; or (C) the willful engaging by the option holder in misconduct that is materially injurious to the Company, monetarily or otherwise (“Willful Misconduct”).
(f) No optioned shares shall be issued or transferred to an optionee until purchased as provided in paragraph (d) above, and an optionee shall have none of the rights of a stockholder with respect to such optioned shares until the certificates therefor are registered in the name of such optionee upon exercise of the option.

7. Effect of Certain Changes.
If while unexercised options remain outstanding under this Plan (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any person who on the date hereof is a director or officer of the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of this Section 7) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (an “Acceleration Event”), then each outstanding option that has not theretofore become exercisable according to its terms shall become exercisable. Upon the occurrence of an Acceleration Event, the Committee shall provide for the cancellation of all options outstanding as of the effective date of such event. Effective (i) prior to September 7, 2008, and (ii) on and after September 7, 2008, with respect to any stock options outstanding on September 7, 2008, that were both earned and vested within the meaning of Section 409A of the Code on December 31, 2004, upon such cancellation, the Company shall make, in exchange therefor, a cash payment under any such option in an amount per share equal to the difference between the per share exercise price of such option and (x) in the case of a Nonstatutory Stock Option, the Fair Market Value of a share of Common Stock on the date during the prior sixty-day period that produces the highest Fair Market Value, and (y) in the case of an Incentive Stock Option, such Fair Market Value on the effective date of the transaction. Effective on and after September 7, 2008, with respect to all awards other than stock options outstanding on September 7, 2008, that were both earned and vested within the meaning of Section 409A of the Code on December 31, 2004, upon such cancellation, the Company shall make, in exchange therefor, a cash payment under any such option in an amount per share equal to the difference (if any) between the per share exercise price of such option and the value of the consideration that would be received per share of Common Stock in the Acceleration Event or, if no consideration is to be received by the Company’s stockholders in connection with the Acceleration Event, the Fair Market Value of a share of Common Stock on the date of the Acceleration Event (except that such payment shall be limited as necessary to prevent the option from being subject to Section 409A of the Code).

8. Laws and Regulations.
No shares of Common Stock shall be issued under this Plan unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to any Employee hereunder on such Employee’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Company or a Subsidiary shall have the right to deduct from all awards hereunder paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards. In the case of Common Stock issued upon exercise of options or in the case of any other applicable tax withholding requirement, the Employee or other person receiving such stock or otherwise subject to tax shall be required to pay to the Company or a Subsidiary the amount of any such taxes which the Company or a Subsidiary is required to withhold with respect to such stock. The provisions of this Plan shall be interpreted so as to comply with the conditions and requirements of Rule16b-3, and, if the option is an Incentive Stock Option, with Sections 422 and 424 of the Code, unless the Committee determines otherwise.
9. Other Terms and Conditions.
Options may contain such other terms, conditions or provisions, which shall not be inconsistent with this Plan, as the Committee shall deem appropriate.
10. Amendment or Termination of the Plan.
The Board may at any time, and from time to time, terminate, modify, amend or interpret the Plan in any respect; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.
The termination or any modification or amendment of the Plan shall not, without the consent of an Employee, adversely affect his rights under an option previously granted to him.
11. Effective Date and Term of the Plan.
The adoption of the Plan shall become effective on May 5, 1992, subject to the approval of stockholders. No option shall be granted pursuant to this Plan later than May 4, 2002, but options theretofore granted may extend beyond that date in accordance with their terms.
12. Compliance with Section 409A of the Code.
Effective January 1, 2005, at all times this Plan shall be interpreted and operated (i) with respect to 409A Awards (as defined below), in accordance with the requirements of Section 409A of the Code, unless an exemption is available and applicable, (ii) to maintain the exemptions from Section 409A of the Code of options granted under the Plan, and (iii) to preserve the status of deferrals made prior to the effective date of Section 409A of the Code (“Prior Deferrals”), if any, as exempt from Section 409A of the Code, i.e., to preserve the grandfathered status of Prior Deferrals. For purposes of this Section 12, “409A Awards” include all options that were not both earned and vested as of December 31, 2004, and all options that were materially modified after October 3, 2004, determined in each case within the meaning of Section 409A of the Code. To the extent there is a conflict between the provisions of the Plan relating to compliance with Section 409A of the Code and the provisions of any award agreement issued under the Plan, the provisions of the Plan control.

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